Listing Report:Supplement No. 37 dated Jan 12, 2011 to Prospectus dated Dec 20, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Dec 20, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Dec 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 488756
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	9.80%
Term:	36 months

Lender yield:	26.75%	Borrower rate/APR:	27.75% / 31.31%	Monthly payment:	$164.91

Lender servicing fee:	1.00%	Effective Yield*:	26.08%
		Estimated return*:	16.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Oct-1999	Debt/Income ratio:	16%
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 17	Length of status:	3y 6m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Civil Service
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,694	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	17%
		Homeownership:	Yes
Screen name:	motuterry	Borrower's state:	NewYork	Borrower's group:	Froggy's Palace
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	25 ( 100% )	740-759 (Latest)
Principal borrowed:	$2,000.00	< 31 days late:	0 ( 0% )	700-719 (Jan-2010) 680-699 (Aug-2009) 600-619 (May-2008) 520-539 (Jan-2008)
Principal balance:	$752.76	31+ days late:	0 ( 0% )
Total payments billed:	25
Description
MBA personal loan
Greetings.

I'm back again for a 3rd loan from Prosper. I'm a married Dad and home owner wrapping up an MBA Degree. I already have offers which will double my current salary once I complete my MBA degree this June. I have good credit and a solid history with Prosper. I understand the purpose of this program is for lenders to make money at as low a risk as possible. An investment?in my loan is a low risk profitable venture. My plan is to immediately pay off my current Prosper loan balance of $752 with the proceeds of this loan.?

If you are?seeking a safe, no risk, profitable investment, I hope you will consider funding my loan.

Thank you for taking the time to review my lisitng.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490400
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$19,000.00	Prosper Rating:	AA	Listing Duration:	14 days
		Estimated loss*:	1.55%
Term:	60 months

Lender yield:	10.00%	Borrower rate/APR:	11.00% / 11.22%	Monthly payment:	$413.11

Lender servicing fee:	1.00%	Effective Yield*:	9.99%
		Estimated return*:	8.44%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Dec-1979	Debt/Income ratio:	19%
Credit score:	760-779 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	4y 8m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Realtor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$34,356	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	23%
		Homeownership:	No
Screen name:	unequaled-reward5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Consolidation
Purpose of loan:
I have acquired $19,000 in credit card debt. Half of it is from a retail business that I am winding down, and the other half is from expenses that I incurred when my wife's father passed away in October (funeral costs, memorial services, hotels, etc....) I would like to pay off this debt.

My financial situation:
I am a good candidate for this loan because:
I have good creditI have gross income of $141,000 including wages, rental income, and investment incomeI have a brokerage account worth more than $1.2M. I could easily pay off the $19,000 debt using money from the brokerage account, but I would have to sell stocks & pay capital gains.I work for a small, family owned commercial real estate company based in Westchester, NY.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490414
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	9.80%
Term:	36 months

Lender yield:	26.75%	Borrower rate/APR:	27.75% / 31.31%	Monthly payment:	$309.21

Lender servicing fee:	1.00%	Effective Yield*:	26.08%
		Estimated return*:	16.28%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1996	Debt/Income ratio:	31%
Credit score:	760-779 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,216	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	74%
		Homeownership:	Yes
Screen name:	rlafayette	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	45 ( 64% )	760-779 (Latest)
Principal borrowed:	$20,000.00	< 31 days late:	25 ( 36% )	660-679 (Feb-2008) 660-679 (Mar-2007) 640-659 (Feb-2007)
Principal balance:	$380.49	31+ days late:	0 ( 0% )
Total payments billed:	70
Description
Credit Card Consolidation
Purpose of loan:
This loan will be used to consolidate our credit cards.

Credit Card Company????????????? Limit???????????? Balance?????? Minimum Due??????????? Usual Payment????? Interest Rate

Capital One? ?$?????????????????????? 300.00 ?$???????????? 47.42 ?$??????????????? 15.00 ?$?????????????????????????? 30.00???????? 18.75%
Capital One? ?$?????????????????????? 500.00 ?$?????????? 345.83 ?$??????????????? 15.00 ?$?????????????????????????? 30.00???????? ?17.90%
Capital One? ?$?????????????????????? 500.00 ?$?????????? 288.91 ?$??????????????? 15.00 ?$?????????????????????????? 45.00???????? ?22.90%
Aspire?????? ?????????????????????????????????n/a?? $???????? 1,226.53 ?$??????????????? 37.00 ?$?????????????????????????? 60.00????????? 29.75%
Household Bank ?$????????????? 2,600.00 ?$?????? ? 2,203.72 ?$??????????????? 85.00 ?$??????????????????????? 100.00?????????? 28.99%
Household Bank ?$??????????????1,700.00 ?$??????? ?1,358.56 ?$??????????????? 45.00 ?$?????????????????????????? 75.00????????? 17.90%
Walmart ?$???????????????????????????? 500.00 ?$?????????? ?376.70 ?$??????????????? 20.00 ?$?????????????????????????? 30.00????????? 22.90%
Home Depot ?$????????????????? ? 1,250.00 ?$????????? ? 977.76 ?$??????????????? 10.00 ?$??????????????????????? ?100.00?????????? 26.99%

TOTAL??????????????????????????????????????????????$??????????6,825.43??$????????????? 242.00??$???????????????????????? 470.00?????????????????

My financial situation:
I am a good candidate for this loan because I have already paid off a $15,000 loan last year and I have?a $5000 loan that wiil be paid off?in February of this year, two payments left.? I?was unemployed from January 27th 2009 until January of 2011 but kept up on my loans.?I had some late payment last year on my second loan because sometimes my unemployment checks didn't arrive in time to get payment out on time.? Payments were all made as soon as the check came in.? My wifes daycare help us through the hardest time with no problem and that was only because of the looan that Prosper gave us before to regain our finances and improve our credit score.?

Monthly net income: $?????? 9200.00

Monthly expenses: $?????????????????????????
??Housing: $???????????????????????????????????? 2300.00
??Insurance: $????????????????????????????????????638.00?
??Car expenses: $??????????????????????????????524.00???
??Utilities: $?????????????????????????????????????? 535.00???
??Phone, cable, internet: $????????????????? 180.00
??Food, entertainment: $???????????????????? 500.00?
??Clothing, household expenses $???????200.00
??Credit cards and other loans: $???????? 670.00?
??Other expenses: $

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490141
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.20%
Term:	36 months

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$218.33

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	May-1997	Debt/Income ratio:	11%
Credit score:	680-699 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	2 / 2	Length of status:	4y 3m
Amount delinquent:	$776	Total credit lines:	7	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$416	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	11%
		Homeownership:	No
Screen name:	bonus-emblem8	Borrower's state:	RhodeIsland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying persoal debts
Purpose of loan:
This loan will be used to pay personal debts to family and friends, as well as to pay for some much needed dental repair work

My financial situation:
I am a good candidate for this loan because?
i believe in paying back what i borrow, and am ultimetly a good person who wants to do the right thing
Monthly net income: aprox1,700

Monthly expenses: $
??Housing:?500
??Insurance:?0?
??Car expenses:?0?
??Utilities:?75?
??Phone, cable, internet:?110?
??Food, entertainment:?180?
??Clothing, household expenses?50?
??Credit cards and other loans:?75?
??Other expenses:?50
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490275
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.20%
Term:	36 months

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$174.66

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1979	Debt/Income ratio:	22%
Credit score:	680-699 (Jan-2011)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	24y 1m
Amount delinquent:	$0	Total credit lines:	21	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,683	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	Yes
Screen name:	balance-elixir8	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off credit cards.
Purpose of loan:
This loan will be used to?
Pay off some credit cards
My financial situation:
I am a good candidate for this loan because?
I have learned my lesson credit cards.?? Have already worked out payment plan with major cards. Would really help if I could combine the smaller debts.
Monthly net income: $
52,000
Monthly expenses: $
??Housing: $ 839.00
??Insurance: $ 230.00
??Car expenses: $ no car payment just 200.00 gas etc...
??Utilities: $?193.00
??Phone, cable, internet: $?130.00????????

??Food, entertainment: $ 600.000
??Clothing, household expenses $ 150.00
??Credit cards and other loans: $ 4,0000
??Other expenses: $ kids lunch money 100.000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490287
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$147.62

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1990	Debt/Income ratio:	15%
Credit score:	740-759 (Jan-2011)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	0y 9m
Amount delinquent:	$0	Total credit lines:	51	Occupation:	Other
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$237	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	45	Bankcard utilization:	79%
		Homeownership:	No
Screen name:	robust-dedication6	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Down payment and bill consolidation
Purpose of loan:
This loan will be used to provide down payment on a house closer to work and consolidate some bills.?

My financial situation: Lost a 6 figure job in Dec. 2007. Lost home to foreclosure, Moved 50 miles. Ended up divorced. Lost everything. Filed bankruptcy. Now am back to work . Little debt. Always pay my bills on time
I am a good candidate for this loan because prior to losing my job during the recession ,I always paid my bills on time.?

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 400
??Insurance: $200
??Car expenses: $300
??Utilities: $150
??Phone, cable, internet: $50
??Food, entertainment: $300
??Clothing, household expenses $100
??Credit cards and other loans: $300
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490363
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$253.07

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2002	Debt/Income ratio:	>1000%
Credit score:	720-739 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 6	Length of status:	4y 6m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Waiter/Waitress
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,659	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	green-transaction-zeus	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
business remodel
Purpose of loan:
I have a family run restaurant and we have many?expenditures coming up, we just finished?putting up a new roof on half of the restaurant,?we need new plates and our booths need repair. ?

My financial situation:
I am a good candidate for this loan because? I always pay my bills on time, I am never late and I know how important it is to have good credit standing. I work a lot?and I enjoy working. ?
Monthly net income: $ With just tips I make 500 a week.

Monthly expenses: $ I live with my parents I have little expenses.
??Housing: $ 0
??Insurance: $
??Car expenses: $?251
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 100
??Clothing, household expenses $?50
??Credit cards and other loans: $ 375
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490405
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$6,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$274.16

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1981	Debt/Income ratio:	31%
Credit score:	720-739 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	16y 4m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$14,379	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	Yes
Screen name:	order-nucleus6	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying medical bills, home improvem
Purpose of loan:
This loan will be used to? pay medical bills, home improvements

My financial situation:
I am a good candidate for this loan because? i have a steady full time job and have always paid my bills and debts

Monthly net income: $ 2900.00

Monthly expenses: $
??Housing: $ 1230.00
??Insurance: $ 100.00
??Car expenses: $
??Utilities: $ 100.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 50.00
??Clothing, household expenses $
??Credit cards and other loans: $ 300.00
??Other expenses: $ 80.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490425
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$316.34

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1989	Debt/Income ratio:	6%
Credit score:	680-699 (Jan-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 9	Length of status:	25y 6m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$18,806	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	94%
		Homeownership:	Yes
Screen name:	top-point-goat	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
putting in a new kitchen
Purpose of loan:
This loan will be used to? put in a new kitchen

My financial situation:? Good.? I have some debt but also a very good income.
I am a good candidate for this loan because? I am current on all debt and have been for years.

Monthly net income: $ 25,000.00

Monthly expenses: $ 15,000.00
??Housing: $ 1795.00
??Insurance: $ 1500.00
??Car expenses: $ 200.00
??Utilities: $ 250.00
??Phone, cable, internet: $ 300.00
??Food, entertainment: $ 300.00
??Clothing, household expenses $ 500,00
??Credit cards and other loans: $ 2000.00
??Other expenses: $ 2510.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 490589
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$316.34

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jul-1999	Debt/Income ratio:	34%
Credit score:	660-679 (Jan-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 11	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	43	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,693	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	No
Screen name:	gain-shaker	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
water leaking
Purpose of loan:
This loan will be used to?fix some damage caused by water. also have some other projects around that house that need attention.

My financial situation:
I am a good candidate for this loan because?I am able to make the monthly payments. my wife is also full-time so payments are not an issue for us. It's coming up with the lump sum.

Monthly net income: $ 6200 (including wife's income)

Monthly expenses: $
??Housing: $ 2200
??Insurance: $ 123
??Car expenses: $ 0 both cars are paid in full
??Utilities: $ 150
??Phone, cable, internet: $ 300
??Food, entertainment: $ 600
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 600
??Other expenses: $ 0
Information in the Description is not verified.